Exhibit 10.8

ASSIGNMENT AND ASSUMPTION AGREEMENT (NON-U.S.)

This Assignment and Assumption Agreement (this “Agreement”) is entered into as of January 10, 2020 (the “Signing Date”), by Tikkun Pharma, Inc., a Delaware corporation (“TP”), and Jay Pharma, Inc., a Canadian corporation (“JP”), and Tikun Olam IP Ltd., a Cayman Islands company (“TOCI”). Each of TP, JP, and TOCI may be referred to as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, TP has previously entered into that certain Amended and Restated Sublicense Agreement (Non-U.S.) dated January 12, 2018 (as amended by that certain First Amendment dated January 10, 2020, the “Sublicense”), pursuant to which TOCI sublicensed to TP certain rights in-licensed from Tikun Olam, Ltd., an Israeli corporation with registration number 514263771;

WHEREAS, in exchange for certain equity consideration as further described herein, TP wishes to transfer and assign to JP, and JP wishes to receive and assume from TP, any and all of TP’s rights and responsibilities under the Sublicense;

WHEREAS, on the date of this Agreement JP has entered into an Amalgamation Agreement (the “Amalgamation Agreement”) with Ameri Holdings, Inc. and certain other parties signatory thereto and it is the express intention of the parties hereto that the transactions contemplated hereby will be not consummated until all of the conditions to the closing of transaction contemplated by the Amalgamation Agreement have been satisfied.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1.	DEFINITIONS.

1.1 All capitalized terms used herein and not otherwise defined will have the meaning given to them in the Sublicense.

2.	ASSIGNMENT AND ASSUMPTION.

2.1 Assignment. With effect from and after the Effective Date (as defined below), TP sells, assigns, conveys, transfers and delivers to JP, and JP purchases, acquires, accepts and assumes from TP, all of TP’s rights and obligations under the Sublicense existing as of the Signing Date and the Effective Date. Each party will further provide all commercially reasonable cooperation to facilitate, effect, perfect, or maintain the transaction contemplated under this Agreement.

2.2 Consent. TOCI hereby consents to the assignment and assumption of the Sublicense from TP to JP as described herein. Additionally, TOCI agrees that in Section 10.3 of the Sublicense, the contact information for TP is hereby deleted and replaced with the following:

“If to JP:	Jay Pharma, Inc.
181 Bay Street, Suite 4400 Brookfield Place
Toronto, ON M5J 2T3
Email: dstefansky@bezalelpartners.com”

2.3 Equity for Assignment. In consideration of the assignment of the Sublicense JP shall on the Effective Date issue 2,072,001 common shares of Jay Pharma to TP (the “Shares”).

2.4 Investor Representations. TP recognizes that: (i) the acquisition of the Shares involves a high degree of risk, is speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and/or the Shares; (ii) TP may not be able to liquidate its investment; (iii) transferability of the Shares is extremely limited; and, (iv) in the event of a disposition of the Shares, TP could sustain the loss of its entire investment. TP understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”). TP represents that it is an “Accredited Investor” within the meaning of Rule 501 of Regulation D under the Act, with experience in the types of investment being made pursuant to this Agreement. TP consents to the placement of a legend on any certificate or other document evidencing the Shares substantially as set forth below, that such Shares have not been registered under the Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. TP is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of the Shares.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

3.	INDEMNIFICATION.

3.1 By TP. TP will indemnify, defend, and hold harmless JP and its officers, directors, employees and agents from and against any liabilities, damages, settlements, costs, or expenses (including reasonable attorney’s fees) incurred in relation to any third party allegation of breach of the Sublicense caused by TP’s acts or omissions.

3.2 By Jay Pharma. JP will indemnify, defend, and hold harmless TP and its officers, directors, employees and agents from and against any liabilities, damages, settlements, costs, or expenses (including reasonable attorney’s fees) incurred in relation to any third party allegation of breach of the Sublicense caused by JP’s acts or omissions.

4.	REPRESENTATIONS AND WARRANTIES BY TP.

4.1	TP represents and warrants as of the Signing Date and the Effective Date, that:

(i) it is the lawful sublicensee or owner of the Sublicense being assigned hereunder and, has sufficient authority to grant JP the rights and sublicense granted under this Agreement without the consent of any third party;

(ii) that the execution, delivery, and performance by it of this Agreement does not require the approval of any governmental authority nor the application for or filing of or for any license, permit, approval, waiver, no-action, or similar permission from any governmental authority;

(iii) it has not entered into any additional licenses, sublicenses or other arrangements that may limit its rights or the rights of JP under this Agreement or which may reasonably be expected to lead to a claim of infringement or invalidity regarding any portion of the Sublicense or its use;

(iv) it has no knowledge of infringement of, or conflict with, any license or other intellectual property right of any other third-party, and there is no known claim pending, filed or threatened related to infringement, ownership, misappropriation, or invalidity regarding the Sublicense or its use; and

(v) it has not granted or permitted to exist any license or sublicense or other contingent or non-contingent right, title or interest under or relating to the Sublicense to any individual or entity, that does or will conflict with or otherwise undermine or impair the exclusive rights of JP hereunder.

5.	MISCELLANEOUS.

5.1 Definition of Effective Date. For purposes of this Agreement, “Effective Date” means the date that all of the conditions to the consummation of the transactions contemplated by the Amalgamation Agreement have been satisfied and JP has confirmed that the closing of the Amalgamation Agreement shall occur within 24 hours. For the avoidance, in all cases, the Effective Date shall be deemed to have occurred prior to the consummation of the Amalgamation Agreement. If the consummation of the Amalgamation Agreement has not occurred by July 8, 2020, any party hereto may terminate this agreement by delivering written notice to the other parties.

5.2 Costs. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

5.3 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.

5.4 Entire Agreement. This Agreement and the Sublicense constitute the entire understanding and agreement among the Parties with respect to their subject matter, and there are no agreements or understandings with respect to such subject matter that are not contained in this Agreement or the Sublicense.

5.5 Execution; Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each Party and delivered to the other Party hereto, it being understood that the Parties need not sign the same counterpart. Execution may be made by delivery by facsimile or by e-mail delivery of a “.pdf” format data file.

[signature page follows]

IN WITNESS WHEREOF, THE PARTIES HEREBY EXECUTE THIS AGREEMENT AS OF THE SIGNING DATE.

TIKKUN PHARMA, INC.		JAY PHARMA, INC.

By:	/s/ Barry Farkas	By:	/s/ David Stefansky
Name:	Barry Farkas	Name:	David Stefansky
Title:	Authorized Signatory	Title:	President

TIKUN OLAM IP LTD.

By: TO Pharmaceuticals LLC, its manager

By: TO Holding Group LLC, its manager

By: TO Global LLC, its manager

By:	/s/ Bernard Sucher
Name:	Bernard Sucher
Title:	Manager